Exhibit 10.5

TRADEMARK ASSIGNMENT

This Assignment (“Assignment”) is effective this 13th day of July, 2005 between PokerTek, Inc. a corporation with its principal office at 1020 Crews Road, Suite J, Matthew, North Carolina 28106 (“PokerTek”), and James Crawford and Gehrig H. White, individuals, both residents of North Carolina (“Assignors”).

WHEREAS, Assignors, assignors’ company, or licensee, have adopted, used, are using and are the owners of the following trademark with the U.S. Patent and Trademark Office:

Trademark:	POKERPRO

Serial No.:	78366749

Filing Date:	February 13, 2004

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledge, Assignors hereby assign to PokerTek, all right, title and interest in the above identified trademark together with the goodwill of the business symbolized by the trademark and registration, along with the right to recover damages and profits for past infringement thereof.

IN WITNESS WHEREOF, Assignor has executed the same as of the date set forth above.

By:	/s/ James Crawford
JAMES CRAWFORD

By:	/s/ Gehrig H. White
GEHRIG H. WHITE

Signed and sworn to before me in Mecklenberg County, North Carolina on 7/13/05.

Notary Public

Mecklenburg County My commission expires: 7/22/08